UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 17, 2015

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (507) 454-5374
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, the Board of Directors of Fastenal Company (the “Company”) reassigned Mr. Leland Hein from the position of chief operating officer of the Company to the position of senior executive vice president – sales of the Company effective January 1, 2016. In his new position, Mr. Hein will take on the important responsibilities of sales and operational oversight of our western United States business.

In his role as senior executive vice president – sales of the Company, Mr. Hein will be paid an annual base salary in 2016 of $430,000 and will receive a quarterly bonus equal to 1.00% of the amount by which quarterly pretax earnings for Mr. Hein's area of responsibility exceeds 100% of pretax earnings for Mr. Hein's area of responsibility for the same quarter of the previous year, plus 0.10% of the amount by which Company-wide quarterly pretax earnings exceeds 100% of Company-wide pretax earnings for the same quarter of the previous year. Mr. Hein will not be granted any new stock options in connection with his assumption of the role of senior executive vice president – sales.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

December 18, 2015	/s/ Sheryl A. Lisowski
(Date)	Sheryl A. Lisowski
Controller & Chief Accounting Officer